Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Accelerize Inc. on Form S-3 (File No. 333-195494 and No. 333-206868) and Form S-8 (File No. 333-146789) of our report dated March 22, 2017 with respect to our audit of the consolidated financial statements of Accelerize Inc. as of December 31, 2016 and 2015, and for each of the two years in the period ended December 31, 2016, which report is included in this Annual Report on Form 10-K of Accelerize Inc.

/s/ RBSM LLP

New York, New York

March 22, 2017